As  filed  with  the  Securities  and  Exchange  Commission on December 27, 2001
                                                               -----------------
                                                      Registration No. 333-64499

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                         POST-EFFECTIVE AMENDMENT NO. 3
                                    FORM S-3
                         TO REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                          IMPLANT SCIENCES CORPORATION
             (Exact name of registrant as specified in its Charter)

                MASSACHUSETTS                             04-2837126
      (State or other jurisdiction of                   (I.R.S.Employer
       incorporation or organization)               Identification Number)

                                107 AUDUBON ROAD
                               WAKEFIELD, MA 01880
                                 (781) 246-0700
    (Address, including zip code, and telephone number, including area code, of principal executive offices)

                                 ANTHONY ARMINI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                107 AUDUBON ROAD
                               WAKEFIELD, MA 01880
                                 (781) 246-0700
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:
                             DAVID A. BROADWIN, ESQ.
                             FOLEY, HOAG & ELIOT LLP
                             ONE POST OFFICE SQUARE
                        BOSTON, MASSACHUSETTS  02109-2170
                 (617) 832-1000 / FACSIMILE NO.:  (617) 832-7000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable from time to time after the Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                       CALCULATION OF REGISTRATION FEE
==================================================================================================
TITLE OF EACH CLASS           AMOUNT TO BE   PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
OF SECURITIES TO BE            REGISTERED   OFFERING PRICE PER    AGGREGATE       REGISTRATION FEE
    REGISTERED                    (1)             SHARE         OFFERING PRICE          (2)
--------------------------------------------------------------------------------------------------
common stock, $.10 par           1,450,000  $             9.00  $     13,050,000  $       3,262.50
value issuable upon exercise
of warrants
--------------------------------------------------------------------------------------------------

common stock purchase              100,000                  --                --               (4)
 warrants (3)
--------------------------------------------------------------------------------------------------

(1) We are registering a total of 1,450,000 shares of our common stock consisting of:
          - 1,350,000 shares of our common stock issuable upon exercise of warrants having an exercise price of $9.00 per share that either were issued in connection with our initial public offering completed on June 29, 1999 or could be issued upon exercise of a warrant that was issued to our underwriter in connection with an initial public offering that was completed on June 29, 1999;
          - 100,000 shares of our common stock issuable upon exercise of a warrant that was issued to our underwriter in connection with our initial public offering that was completed on June 29, 1999; and
          - 100,000 warrants to purchase an additional share of common stock issuable upon exercise of a warrant that was issued to our underwriter in connection with our initial public offering that was completed on June 29, 1999.
(2)  The  entire  amount  has  already  been  paid.
(3) Represents shares issuable upon exercise of the unit purchase warrants for the underwriter.
(4) Pursuant to Rule 457(g), no separate registration fee is required for the subscription rights or the common stock purchase warrants, since we are registering those securities in the same registration statement as the underlying common stock.

                                   PROSPECTUS

                          IMPLANT SCIENCES CORPORATION

                                    1,450,000

                             SHARES OF COMMON STOCK

                                     100,000

                         COMMON STOCK PURCHASE WARRANTS

     This prospectus is part of a registration statement we filed with the Securities Exchange Commission using a "shelf" registration process that relates to an aggregate of 1,450,000 shares of our common stock consisting of:

     - 1,350,000 shares of our common stock issuable upon exercise of warrants having an exercise price of $9.00 per share that either were issued in connection with our initial public offering completed on June 29, 1999 or could be issued upon exercise of a warrant that was issued to our underwriter in connection with an initial public offering that was completed on June 29, 1999;

     - 100,000 shares of our common stock issuable upon exercise of a warrant that was issued to our underwriter in connection with our initial public offering that was completed on June 29, 1999; and

     - 100,000 warrants to purchase an additional share of common stock issuable upon exercise of a warrant that was issued to our underwriter in connection with our initial public offering that was completed on June 29, 1999.

     Our common stock is currently quoted on the American stock Exchange, under the symbol "IMX". On December 14, 2001, the last reported sale price of our common stock was $14.00 per share.

     The mailing address, the telephone and facsimile numbers of our executive offices is:

               107  Audubon  Road
               Wakefield,  MA  01880
               Telephone  No.:  (781)  246-0700
               Facsimile  No.:  (781)  246-3561

     Investing in the common stock involves risks. See "Risk Factors" beginning on page 1.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this registration statement is truthful or complete. Any representation to the contrary is a criminal offense.

     The  date  of  this  prospectus  is  December  27,  2001.

                                TABLE OF CONTENTS
                                -----------------
                                                                              Page
                                                                              ----
THE OFFERING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
FORWARD-LOOKING INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . .   9
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . .  10
WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . . . .  13
DISCLOSURE OF SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.  14
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                  THE OFFERING

     The registration statement relates to the resale of shares of our common stock issuable upon exercise of warrants, having an exercise price of $9.00 per share, issued in our initial public offering which closed on June 29, 1999. Specifically, the shares of our common stock included in this offering consist of:

     - 1,350,000 shares of our common stock issuable upon exercise of warrants having an exercise price of $9.00 per share that either were issued in connection with our initial public offering completed on June 29, 1999 or could be issued upon exercise of a warrant that was issued to our underwriter in connection with an initial public offering that was completed on June 29, 1999;

     - 100,000 shares of our common stock issuable upon exercise of a warrant that was issued to our underwriter in connection with our initial public offering that was completed on June 29, 1999; and

     - 100,000 warrants to purchase an additional share of common stock issuable upon exercise of a warrant that was issued to our underwriter in connection with our initial public offering that was completed on June 29, 1999.

                                  RISK FACTORS

WE  DO NOT OPERATE AT A PROFIT AND DO NOT EXPECT TO BE PROFITABLE FOR SOME TIME.

     During the twelve months ended June 30, 2001, we had a net loss of approximately $3,580,000. We plan to further increase our expenditures to complete development and commercialization of our new products, to increase our manufacturing capacity and equipment, to ensure compliance with the Food and Drug Administration's Quality System Regulations and broaden our sales and marketing capabilities. As a result, we believe that we will likely incur losses over the next several quarters. The accumulated deficit as of June 30, 2001 approximated $6,604,000.

     During fiscal 2000 and 2001, we incurred significant operating losses and utilized significant amounts of cash to fund operations. We are reaching a critical stage in our growth as we have transitioned from a research and development company to a commercial company with complete sales, marketing and production capabilities. We received Food and Drug Administration 510(k) clearance to market our I-PlantTM Iodine-125 radioactive seed for the treatment of prostate cancer. On February 2, 2000, we signed a distribution agreement with MED-TEC Inc. for the exclusive U.S. distribution of our I-Plant Iodine-125 seed. During this time, we increased our overall operating expenses and overhead to be positioned to further increase our sales and production capabilities.

     During the second half of fiscal 2001 and first half of fiscal 2002, we implemented a number of programs to reduce its consumption of cash, including operating expense reductions, increase sales of I-Plant prostate seeds, and provide additional working capital financing. Our management has outlined a plan of appropriate action steps to attempt to ensure that we have adequate sources of cash to meet our working capital needs and research and development activities for at least the next twelve months.

     As a result of implementing the above actions, management believes that our existing cash resources and cash from operations will meet working capital and research and development requirements over the next twelve months and improve operating results. However, unanticipated decreases in operating revenues, delays in government funding of grants, increases in expenses or further delays in product development may adversely impact our cash position and require further cost reductions. No assurance can be given that we will be able to operate profitably on a consistent basis.

INTENSE COMPETITION AND RAPID TECHNOLOGICAL CHANGE COULD HARM OUR FINANCIAL PERFORMANCE.

     The medical device industry is characterized by rapidly evolving technology and intense competition. Among the most closely competing products in intracoronary radiation therapy are radioactive tipped guidewires and radioactive fluid-filled balloons. Many of our competitors have substantially greater capital resources, greater research and development, manufacturing and marketing resources and experience and greater name recognition than we do. There can be no assurance that our competitors will not succeed in developing or marketing technologies and products that are more effective than our products or that would render our products obsolete or noncompetitive. Moreover, there can be no assurance that we will be able to price our products at or below the prices of competing products and technologies in order to facilitate market acceptance. In addition, new procedures and medications could be developed that replace or reduce the importance of procedures that use our products. Accordingly, our success will depend, in part, on our ability to respond quickly to medical and technological changes through the development and introduction of new products and enhancements. Product development involves a high degree of risk, and there can be no assurance that our new product development efforts will result in any commercially successful products. Our failure to compete or respond to technological change in an effective manner would have a material adverse effect on our business.

OUR MEDICAL PRODUCTS AND TECHNOLOGIES MAY NOT BE ACCEPTED BY THE MEDICAL COMMUNITY WHICH COULD HARM OUR FINANCIAL PERFORMANCE.

     There can be no assurance that our radioactive prostate seeds, coronary stents, orthopedic ceramic coatings, or radiopaque coatings will achieve acceptance, or continue to receive acceptance, by the medical community and market acceptance generally. The degree of market acceptance for our products and services will also depend upon a number of factors, including the receipt and timing of regulatory approvals and the establishment and demonstration in the medical community and among health care payers of the clinical safety, efficacy and cost effectiveness of our products. Certain of the medical indications that can be treated by our devices or devices treated using our coatings can also be treated by other medical procedures. Decisions to purchase our products will primarily be influenced by members of the medical community, who will have the choice of recommending medical treatments, such as radiotherapeutic seeds, or the more traditional alternatives, such as surgery and external beam radiation therapy. Many alternative treatments currently are widely accepted in the medical community and have a long history of use. There can be no assurance that our devices or technologies will be able to replace such established treatments or that physicians, health care payers, patients or the medical community in general will accept and utilize our devices or any other medical products that may be developed or treated by us even if regulatory and reimbursement approvals are obtained. Long-term market acceptance of our products and services will depend, in part, on the capabilities, operating features and price of our products and technologies as compared to those of other available products and services. Failure of our products and technologies to gain market acceptance would have a material adverse effect on our business.

OUR PROPOSED EXPLOSIVES DETECTION PRODUCTS AND TECHNOLOGIES MAY NOT BE ACCEPTED BY THE GOVERNMENT AGENCIES, AIRPORTS OR AIRLINES, WHICH COULD HARM OUR FUTURE FINANCIAL PERFORMANCE.

     There can be no assurance that our proposed explosives detection systems will achieve acceptance by the domestic and international airports, government agencies and airlines, and market acceptance generally. The degree of market acceptance for our proposed explosives detection products and services will also depend upon a number of factors, including the receipt and timing of regulatory approvals and the establishment and demonstration of the ability of our proposed device to detect trace explosives residues on personnel, baggage and other cargo prior to embarking on aircraft. Our failure to commercially develop our product to compete successfully with respect to throughput, the ability to scan personnel, baggage and other cargo carried onto airlines, and portability could delay, limit or prevent market acceptance. Moreover, the market for explosives detection systems technology, especially trace detection technology, is largely undeveloped, and we believe that the overall demand for explosives detection systems technology will depend significantly upon public perception of the risk of terrorist attacks. There can be no assurance that the public will perceive the threat of terrorist bombings to be substantial or that the airline industry and governmental agencies will actively pursue explosives detection systems technology. Long-term market acceptance of our products and services will depend, in part, on the capabilities, operating features and price of our products and technologies as compared to those of other available products and services. As a result, there can be no assurance, if the currently developed prototype product is brought to a commercial product, that we will be able to achieve market penetration, revenue growth or profitability.

OUR FUTURE PROFITABILITY DEPENDS ON OUR ABILITY TO COMPLETE DEVELOPMENT OF OUR PRODUCTS.

     We currently market or plan to market products, including radioactive prostate seeds, radioactive tipped guidewires, drug-eluting coronary stents, orthopedic ceramic coatings, radiopaque coatings, and explosive detection systems that may require substantial further investment in research, product development, preclinical and clinical testing and governmental regulatory approvals prior to being marketed and sold. Our ability to increase revenues and achieve profitability and positive cash flow will depend, in part, on our ability to complete such product development efforts, obtain such regulatory approvals, and establish manufacturing and marketing programs and gain market acceptance for such proposed products. In particular, our drug-eluting coronary stents are in an early stage of development. There can be no assurance that the clinical trials will ever be undertaken or, if undertaken, will conclude that the drug-eluting coronary stents have a sufficient degree of safety and efficacy. In addition, there can be no assurance that the drug-eluting coronary stents will reduce the frequency of restenosis outside of test conditions.

     The market for explosive detection systems is intensely competitive and is characterized by continuously developing technology and frequent introductions of new products and features. We expect competition to increase as other companies introduce additional and more competitive products in the explosive detection systems market as we develop the capabilities and enhancements of our trace detection systems. Each of our competitors may have substantially greater financial resources than us. There can be no assurance that we will be able convert its current prototype explosives detection system to a commercial product to compete successfully with our competitors or with new entrants to the explosive detection systems market.

     We believe that our ability to compete in the explosive detection systems market is based upon such factors as: product performance, functionality, quality and features; quality of customer support services, documentation and training; and the capability of the technology to appeal to broader applications beyond the inspection of passengers, baggage, and cargo carried on airlines.

Although we believe that our currently developed prototype product has all of the capabilities to meet the U.S. Government's decree that all passengers, baggage, and cargo carried on airlines must be screened thoroughly, certain of our competitors may have an advantage over our existing technology with respect to these factors. There can be no assurance that we will be successful in convincing potential customers that our prototype product will be developed into a commercial product, and that if developed into a commercial product, will be superior to other systems given all of the necessary performance criteria, that new systems with comparable or greater performance, lower price and faster or equivalent throughput will not be introduced, or that, if such products are introduced, customers will not delay or cancel potential orders for us yet to be commercialized system. Further, there can be no assurance that we will be able to bring to commercialization and further enhance our prototype product to better compete on the basis of cost, throughput, accommodation of detection of passengers, baggage or other cargo carried onto airlines, or that we will otherwise be able to compete successfully with existing or new competitors.

     Our product development efforts are subject to the risks inherent in the development of such products. These risks include the possibility that our products will be found to be ineffective or unsafe, or will otherwise fail to receive necessary regulatory approvals; that the products will be difficult to manufacture on a large scale or be uneconomical to market; that the proprietary rights of third parties will interfere with our product development; or that third parties will market superior or equivalent products which achieve greater market acceptance. Furthermore, there can be no assurance that we will be able to conduct our product development efforts within the time frames currently anticipated or that such efforts will be completed successfully.

WE OWN PATENTS, TRADE SECRETS AND OTHER INTELLECTUAL PROPERTY AND KNOW-HOW THAT WE BELIEVE ALLOWS US TO COMPETE EFFECTIVELY. LIMITATIONS ON OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY OR CONTINUE TO USE OUR INTELLECTUAL PROPERTY COULD HARM OUR FINANCIAL PERFORMANCE.

     Our ability to compete effectively will depend, to a significant extent, on our ability to operate without infringing the intellectual property rights of others. Many participants in the medical device area aggressively seek patent protection and have increasing numbers of patents, and have frequently demonstrated a readiness to commence litigation based on patent infringement. Third parties may assert exclusive patent rights to technologies that are important to us.

     We are aware of a U.S. patent of a third party having broad claims covering radioactive stents and methods of using radioactive stents for the treatment of restenosis. We have not sought a formal opinion of counsel regarding the validity of this patent or whether our processes may infringe this patent. At this time we have no plans to implant radioactivity onto coronary stents manufactured by the patent holder, its licensees or others.

OUR SUCCESS WILL DEPEND ON OUR ABILITY TO OBTAIN NEW PATENTS AND OPERATE WITHOUT INFRINGING ON THE PROPRIETARY RIGHTS OF OTHERS.

     Although we have sixteen United States patents issued and eight United States and four international patent applications pending for our technology and processes, our success will depend, in part, on our ability to obtain the patents applied for and maintain trade secret protection for our technology and operate without infringing on the proprietary rights of third parties. The validity and breadth of claims in medical technology patents involve complex legal and factual questions and, therefore, may be highly uncertain. No assurance can be given that any pending patent applications or any future patent application will issue as patents, that the scope of any patent protection obtained will be sufficient to exclude competitors or provide competitive advantages to us, that any of our patents will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held by us.

     Furthermore, there can be no assurance that others have not or will not develop similar products, duplicate any of our products or design around any patents issued or that may be issued in the future to us. In addition, whether or not patents are issued to us, others may hold or receive patents which contain claims having a scope that covers products or processes developed by us.

     Moreover, there can be no assurances that patents issued to us will not be challenged, invalidated or circumvented or that the rights thereunder will provide any competitive advantage. We could incur substantial costs in defending any patent infringement suits or in asserting any patent rights, including those granted to third parties. Patents and patent applications in the United States may be subject to interference proceedings brought by the U.S. Patent & Trademark Office, or to opposition proceedings initiated in a foreign patent office by third parties. We may incur significant costs defending such proceedings. In addition, we may be required to obtain licenses to patents or proprietary rights from third parties. There can be no assurance that such licenses will be available on acceptable terms if at all. If we do not obtain required licenses, we could encounter delays in product development or find that the development, manufacture or sale of products requiring such licenses could be foreclosed.

     We also rely on unpatented proprietary technology, trade secrets and know-how and no assurance can be given that others will not independently develop substantially equivalent proprietary information, techniques or processes, that such technology or know-how will not be disclosed or that we can meaningfully protect our rights to such unpatented proprietary technology, trade secrets, or know-how. Although we have entered into non-disclosure agreements with our employees and consultants, there can be no assurance that such non-disclosure agreements will provide adequate protection for our trade secrets or other proprietary know-how.

IF  WE  ARE  NOT  SUCCESSFUL  IN  MANAGING  OUR FUTURE GROWTH, OUR BUSINESS WILL
SUFFER.

     We have very limited experience in the commercial production of radioactive prostate seeds and radioactive tipped guidewires, the commercial implantation of drugs onto coronary stents, or the commercial production of explosives detection systems. Our future success will depend upon, among other factors, our ability to recruit, hire, train and retain highly educated, skilled and experienced management and technical personnel, to generate capital from operations, to scale-up our manufacturing process and expand our facilities and to manage the effects of growth on all aspects of our business, including research, development, manufacturing, distribution, sales and marketing, administration and finance. Our failure to identify and exploit new product and service opportunities, attract or retain necessary personnel, generate adequate revenues or conduct our expansion or manage growth effectively could have a material adverse effect on our business.

WE ARE DEPENDENT ON A SMALL NUMBER OF CUSTOMERS FOR A SIGNIFICANT PORTION OF OUR SALES. THE LOSS OF BUSINESS FROM THESE CUSTOMERS WOULD HARM OUR FINANCIAL PERFORMANCE.

     Approximately 34% of our sales in the twelve months ended June 30, 2001 were made to two customers. These sales were of nitrogen ion implantation that enhance orthopedic joint implants. We have no significant purchase commitments from these or other customers extending beyond one year. There can be no assurance that these customers will continue to purchase our products and services at the same levels as in previous years or that such relationships will continue in the future. The loss of a significant amount of business from any of these customers would have a material adverse effect on the sales and operating results.

OUR MEDICAL DEVICE PRODUCTS AND SERVICES ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION. IF WE FAIL TO OBTAIN OR ARE DELAYED IN OBTAINING THE APPROVAL OF THE NECESSARY FEDERAL AND STATE GOVERNMENT AGENCIES, OUR BUSINESS COULD BE MATERIALLY AFFECTED.

     The manufacture and sale of our medical device products and services are subject to extensive regulation principally by the Food and Drug Administration in the United States and corresponding foreign regulatory agencies in each country in which it sells its products. These regulations affect product approvals, product standards, packaging requirements, design requirements, manufacturing and quality assurance, labeling, import restrictions, tariffs and other tax requirements. Securing Food and Drug Administration authorizations and approvals requires submission of extensive clinical data and supporting information. In most instances, the manufacturers or licensees of medical devices that are treated by us will be responsible for securing regulatory approval for medical devices incorporating our technology. However, we plan on preparing and maintaining Device Master Files which may be accessed by the Food and Drug Administration. We expect to incur substantial product development, clinical research and other expenses in connection with obtaining final regulatory clearance or approval for and commercialization of our products.

     There can be no assurance that our medical device manufacturers or licensees will be able to obtain regulatory clearance or approval for devices incorporating our technology on a timely basis, or at all. Regulatory clearance or approvals, if granted, may include significant limitations of the indicated uses for which the product may be marketed. In addition, product clearance or approval could be withdrawn for failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing. Changes in existing regulations or adoption of new governmental regulations or policies could prevent or delay regulatory approval of products incorporating our technology or subject us to additional regulation.

     In addition to Food and Drug Administration regulation, certain of our activities are regulated by, and require approvals from, other federal and state agencies. The use, management, transportation, and disposal of certain materials and wastes are subject to regulation by several federal and state agencies depending on the nature of the materials or waste material. Certain toxic chemicals and products containing toxic chemicals may require special reporting to the United States Environmental Protection Agency and/or its state counterparts. Our future operations may require additional approvals from federal and/or state environmental agencies. There can be no assurance that we will be able to obtain necessary government approvals, or that we will be able to operate with the conditions that may be attached to future regulatory approvals. Moreover, there can be no assurance that we will be able to maintain previously-obtained approvals. While it is our policy to comply with applicable regulations, failure to comply with existing or future regulatory requirements and failure to obtain or maintain necessary approvals could have a material adverse effect on our business, financial condition, and results of operations.

     Failure or delay of our medical device manufacturers in obtaining Food and Drug Administration and other necessary regulatory clearance or approval, the loss of previously obtained clearance or approvals, as well as failure to comply with other existing or future regulatory requirements could have a material adverse effect on our business, financial condition and results of operations.

     Because certain of our products utilize radiation sources, their manufacture, distribution, transportation, import/export, use and disposal will also be subject to federal, state and/or local laws and regulations relating to the use, handling, procurement and storage of radioactive materials. We must also comply with U.S. Department of Transportation regulations on the labeling and packaging requirements for shipment of radiation sources to hospitals or other users of our products. We expect that there will be comparable regulatory requirements and/or approvals in markets outside the United States. If any of the foregoing approvals are significantly delayed or not obtained, our business could be materially adversely affected.

OUR RESEARCH AND MANUFACTURING ACTIVITIES INVOLVE THE USE OF HAZARDOUS MATERIALS. ANY LIABILITY RESULTING FROM THE MISUSE OF SUCH HAZARDOUS MATERIALS COULD ADVERSELY AFFECT OUR BUSINESS.

     Our research and manufacturing activities sometimes involve the use of various hazardous materials. Although we believe that our safety procedures for handling, manufacturing, distributing, transporting and disposing of such materials comply with the standards for protection of human health, safety, and the environment, prescribed by local, state, federal and international regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. Nor can we eliminate the risk that one or more of our hazardous material or hazardous waste handlers may cause contamination for which, under laws imposing strict liability, we could be held liable. While we currently maintain insurance in amounts which we believe are appropriate in light of the risk of accident, we could be held liable for any damages that might result from any such event. Any such liability could exceed our insurance and available resources and could have a material adverse effect on our business.

OUR  SUCCESS  DEPENDS  ON  OUR  ABILITY  TO  ATTRACT  STRATEGIC  PARTNERS.

     We intend to continue pursuing a strategy of researching, developing and commercializing new products using the financial and technical support of corporate partners. Our success will depend, in part, on our ability to attract additional partners. There can be no assurance that we can successfully enter into additional strategic alliances or that such alliances will result in increased commercialization of our products.

WE DEPEND ON THIRD PARTY REIMBURSEMENT TO OUR CUSTOMERS FOR MARKET ACCEPTANCE OF OUR MEDICAL PRODUCTS. IF THIRD PARTY PAYORS FAIL TO PROVIDE APPROPRIATE LEVELS OF REIMBURSEMENT FOR OUR PRODUCTS, OUR PROFITABILITY WOULD BE ADVERSELY AFFECTED.

     Medicare, Medicaid and other government insurance programs, as well as private insurance reimbursement programs greatly affect suppliers of health care products. Several of the products being developed, produced or processed by us, including our orthopedic implants, prostate seeds, drug-eluting stents, and interventional cardiology instruments and devices, are currently being reimbursed by third party payers. Our customers rely on third-party reimbursements to cover all or part of the costs of most of the procedures in which our products are used. Third party payers (including health maintenance organizations) may affect the pricing or relative attractiveness of our products by regulating the maximum amount of reimbursement provided by such payers to the physicians, hospitals and clinics using our devices, or by taking the position that such reimbursement is not available at all. The amounts of reimbursement by third party payers in those states that do provide reimbursement varies considerably. Major third party payers reimburse inpatient medical treatment, including all or most operating costs and all or most furnished items or services, including devices such as ours, at a prospectively fixed rate based on the diagnostic-related group that covers such treatment as established by the federal Health Care Financing Administration. For interventional cardiology procedures, the fixed rate of reimbursement is based on the procedure or procedures performed and is unrelated to the specific devices used in such procedure. Therefore, the amount of profit realized by suppliers of health care services in connection with the procedure may be reduced by the use of our devices if they prove to be costlier than competing products. If a procedure is not covered by a diagnostic-related group, certain third party payers may deny reimbursement.

     Alternatively, a diagnostic-related group may be assigned that does not reflect the costs associated with the use of our devices or devices treated using our services, resulting in limited reimbursement. If, for any reason, the cost of using our products or services was not to be reimbursed by third party payers, our ability to sell our products and services would be materially adversely affected. In the international market, reimbursement by private third party medical insurance providers and governmental insurers and providers varies from country to country. In certain countries, our ability to achieve significant market penetration may depend upon the availability of third party governmental reimbursement.

PRODUCT LIABILITY CLAIMS COULD DAMAGE OUR REPUTATION AND HURT OUR FINANCIAL RESULTS.

     To date no product liability claims have been asserted against us; however, the testing, marketing and sale of implantable devices and materials entail an inherent risk that product liability claims will be asserted against us, if the use of our devices is alleged to have adverse effects on a patient, including exacerbation of a patient's condition, further injury, or death. A product liability claim or a product recall could have a material adverse effect on our business. Certain of our devices are designed to be used in treatments of diseases where there is a high risk of serious medical complications or death.

     Although we have obtained product liability insurance coverage, there can be no assurance that in the future we will be able to obtain such coverage on acceptable terms or that insurance will provide adequate coverage against any or all potential claims. Furthermore there can be no assurance that we will avoid significant product liability claims and the attendant adverse publicity. Any product liability claim or other claim with respect to underinsured liabilities could have a material adverse effect on our business.

IF OUR SUPPLIERS CANNOT PROVIDE THE COMPONENTS OR SERVICES WE REQUIRE, OUR ABILITY TO MANUFACTURE OUR PRODUCTS COULD BE HARMED.

     We rely on a limited number of suppliers to provide materials and services used to manufacture our products. If we cannot obtain adequate quantities of necessary materials and services from our suppliers, there can be no assurance that we would be able to access alternative sources of supply within a reasonable period of time or at commercially reasonable rates. Moreover, in order to maintain our relationship with major suppliers, we may be required to enter into preferred supplier agreements that will increase the cost of materials obtained from such suppliers, thereby also increasing the prices of our products. The limited sources, the unavailability of adequate quantities, the inability to develop alternative sources, a reduction or interruption in supply or a significant increase in the price of raw materials or services could have a material adverse effect on our business.

IF WE WERE TO LOSE THE SERVICES OF EITHER OUR PRESIDENT OR OUR CHIEF SCIENTIST, OUR BUSINESS WOULD BE ADVERSELY AFFECTED.

     We are substantially dependent, for the foreseeable future, upon our Chairman of the Board, President and Chief Executive Officer, Dr. Anthony J. Armini and our Vice President and Chief Scientist, Dr. Stephen N. Bunker, both of whom currently devote their full time and efforts to management. We have entered into an employment agreement with each of these officers. If we were to lose the services of Dr. Armini or Dr. Bunker for any significant period of time, our business would be materially adversely affected. We maintain a key man life insurance policy of $1,000,000 insuring the life of Dr. Armini.

IF WE CANNOT ATTRACT AND RETAIN THE MANAGEMENT, SALES AND OTHER PERSONNEL WE NEED, WE WILL NOT BE SUCCESSFUL.

     There is intense competition for qualified personnel in the medical device field, and there can be no assurance that we will be able to continue to attract and retain qualified personnel necessary for the development of our business. The loss of the services of existing personnel as well as the failure to recruit additional qualified scientific, technical and managerial personnel in a timely manner would be detrimental to our anticipated growth and expansion into areas and activities requiring additional expertise such as marketing. The failure to attract and retain such personnel could adversely affect our business.

OUR QUARTERLY RESULTS MAY FLUCTUATE SIGNIFICANTLY, WHICH COULD ADVERSELY AFFECT OUR STOCK PRICE.

     We believe that our operating results may be subject to substantial quarterly fluctuations due to several factors, some of which are outside our control, including fluctuating market demand for, and declines in the average selling price of our products, the timing of significant orders from customers, delays in the introduction of new or improved products, delays in obtaining customer acceptance of new or changed products, the cost and availability of raw materials, and general economic conditions. We plan to further increase our expenditures to complete development and commercialize our new products, to increase our manufacturing capacity, to ensure compliance with the Food and Drug Administration's Quality Systems Regulations and to broaden our sales and marketing capabilities. A substantial portion of our revenue in any quarter historically has been derived from orders booked in that quarter, and historically, backlog has not been a meaningful indicator of revenues for a particular period. Accordingly, our sales expectations currently are based almost entirely on its internal estimates of future demand and not from firm customer orders.

                           FORWARD-LOOKING INFORMATION

     Some of the information in this prospectus, or incorporated by reference into this prospectus, contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a "forward-looking statement". Further, when we use the words "may", "expect", "anticipate", "plan", "believe", "seek", "estimate", "internal", and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. We have no obligation or intent to update publicly any forward-looking statements whether in response to new information, future events or otherwise.

                                 USE OF PROCEEDS

     Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes, including capital expenditures and to meet working capital needs. Each time we sell common stock, we will provide a prospectus supplement that will contain information about how we intend to use the net proceeds from the common stock sold at such time.

     The  costs  associated  with  this  offering  are  approximately  $20,000.

                              PLAN OF DISTRIBUTION

     The shares offered by this prospectus will be sold to persons exercising warrants to purchase our common stock. These warrants were initially issued in connection with our initial public offering.

     The underwriting agreement entered into in connection with our initial public offering provides for reciprocal indemnification between the underwriters and us against certain liabilities in connection with the registration statement, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

     Upon the exercise of the redeemable warrants and to the extent not inconsistent with the guidelines of the National Association of Securities Dealers Regulation, Inc., and the rules and regulations of the Securities and Exchange Commission, we have agreed to pay the representative a commission equal to five percent of the exercise price of the redeemable warrants. However, no compensation will be paid to the representative in connection with the exercise of the redeemable warrants if (a) the market price of the underlying shares of common stock is lower than the exercise price, (b) the redeemable warrants are exercised in an unsolicited transaction, or (c) the redeemable warrants are held in any discretionary accounts. In addition, unless granted an exemption by the Securities and Exchange Commission from Regulation M promulgated under the Securities Exchange Act of 1934, the representative will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to our securities for a period of one or five days before the solicitation of the exercise of any redeemable warrant or before the exercise of any redeemable warrant based upon a prior solicitation, until the later of the termination of such solicitation activity or the termination by waiver or otherwise of any right the representative or any other soliciting broker-dealers may have to receive a fee for the exercise of the redeemable warrants following such solicitation.

                            DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company consists of 20,000,000 shares of common stock, $0.10 par value per share and 5,000,000 shares of preferred stock, $0.10 par value per share.

COMMON  STOCK

     Holders of common stock are entitled to one vote per share in all matters to be voted on by the shareholders. Subject to the preferences that may be applicable to any preferred stock then outstanding, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of common stock are entitled to share ratably in all assets remaining after payment of our liabilities and the liquidation preference, if any, of any then outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities, and there are no redemption or sinking fund provisions with respect to such shares. The rights, preferences and privileges of holders of common stock are subject to, and may be materially adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. All outstanding shares of common stock are fully paid and non-assessable.

     WARRANTS

     The following is a brief summary of certain provisions of the warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Unit and warrant agreement between American Securities Transfer & Trust Inc. and us.

     Each warrant entitles the registered holder thereof to purchase, one share of common stock at a price equal to $9.00. The warrants expire on June 23, 2002. The warrant exercise price is subject to adjustment under provisions referred to below. The holder of any warrant may exercise such warrant by surrendering the certificate representing the warrant to the transfer and warrant agent, with the subscription form on the reverse side of such certificate properly completed and executed, together with payment of the exercise price. The warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the warrants. No fractional shares will be issued upon the exercise of the warrants.

     The exercise price of the warrants bears no relation to any objective criteria of value and should in no event be regarded as an indication of any future market price of the securities offered hereby.

     The exercise price and number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of certain events, including, without limitation, stock splits, stock dividends, recapitalizations and reclassifications.

     The warrants are subject to redemption by us at $0.20 per warrant if the closing bid price of the common stock as reported on the American Stock Exchange averages in excess of $10.50 for a period of twenty consecutive trading days. In the event we exercise the right to redeem the warrants, such warrants will be exercisable until the close of business on the date of redemption. If any warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.

     The warrants are in registered form and may be presented to the transfer and warrant agent for transfer, exchange or exercise at any time on or prior to their expiration at which time the warrants become wholly void and of no value. If a market for the warrants develops, holders may sell warrants instead of exercising them. There can be no assurance, however, that a market for the warrants will develop or continue.

     The warrants do not confer upon holders any voting, dividend or other rights of our shareholders.

     The transfer and warrant agent and us may make such modifications to the warrants that we deem necessary and desirable that do not materially adversely affect the interests of the warrant holders. No other modifications may be made to the warrants without the consent of the majority of the warrant holders. Modification of the number of securities purchasable upon the exercise of any warrant, the exercise price and the expiration date with respect to any warrant requires the consent of the holder of such warrant unless such modification occurs in connection with a stock split, stock dividend, recapitalization, reclassification or similar event.

     No gain or loss will be recognized by a holder upon the exercise of a warrant. The sale of a warrant by a holder or the redemption of a warrant by us will result in the recognition of gain or loss in an amount equal to the difference between the amount realized by the holder and the warrant's adjusted basis in the hands of the holder. Provided that the holder is not a dealer in the warrants and that the common stock would have been a capital asset in the hands of the holder had the warrant been exercised, gain or loss from the sale or redemption of warrant will be long-term or short-term capital gain or loss to the holder. Loss on the expiration of the warrant, equal to the warrant's adjusted basis in the hands of the holder, will be long-term or short-term capital loss, depending on whether the warrant had been held for more than one year.

     The above discussion does not address all of the tax considerations that may be relevant to a particular purchaser. accordingly, all prospective purchasers are advised to consult their own tax advisors regarding the federal, state, local and foreign tax consequences of the purchase of the units and the ownership and disposition of the warrants and the common stock.

     REPRESENTATIVE'S  WARRANTS

     We issued to the representative warrants to purchase 100,000 shares of common stock and 100,000 redeemable warrants. The representative's warrants are exercisable until June 23, 2003. The exercise price of the representative's warrants will be $12.00. The representative's warrants will not be transferable prior to their exercise date except to officers of the representative and members of the syndicate and officers and partners thereof. The representative's warrants will contain provisions providing adjustment in the event of any recapitalization, reclassification, stock dividend, stock split or similar transaction. The representative's warrants and the securities issuable upon their exercise may not be offered for sale except in compliance with the applicable provisions of the Securities Act. We agreed that until June 23, 2004, if we intend to file a registration statement for the public sale of securities (other than a registration statement on Form S-4, S-8 or a comparable registration statement), we will notify all of the holders of the representative's warrants and securities issued upon exercise thereof, and if so requested, we will include therein material to permit a public offering of the securities underlying the representative's warrants solely at our expense (excluding fees and expenses of the Holder's counsel and any underwriting or selling commissions).

MASSACHUSETTS  LAW

     We have more than 200 stockholders, as a result of which we are subject to the provisions of Chapter 110F of the Massachusetts General Laws, an anti-takeover law. In general, this statute prohibits a publicly held Massachusetts corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either
(i) prior to that date, the board of directors approved either the business combination or the transaction in which the person became an interested stockholder, (ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested stockholder or (iii) the business combination is approved by the Board of Directors and by the holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) voting at a meeting. In general, an "interested stockholder" is a person who owns 5% (15% in the case of a person eligible to file a Schedule 13G under the Securities Act of 1933, as amended, with respect to the common stock) or more of the outstanding voting stock of the corporation or who is an affiliate or associate of the corporation and was the owner of 5% (15% in the case of a person eligible to file a Schedule 13G under the Securities Act with respect to the common stock) or more of the outstanding voting stock within the prior three years. A "business combination" includes mergers, consolidations, stock and asset sales, and other transactions with the interested stockholder resulting in a financial benefit (except proportionately as a stockholder of the corporation) to the interested stockholder. We may at any time amend our articles or by-laws to elect not to be governed by Chapter 110F by a vote of the holders of a majority of its voting stock. Such an amendment would not be effective for twelve months and would not apply to a business combination with any person who became an interested stockholder prior to the date of the amendment.

     Our by-laws provide that any holder of 10% or more of the outstanding shares of common stock may call a meeting of stockholders.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is an amendment to a registration statement on Form SB-2 that we filed with the Securities and Exchange Commission under the Securities Act of 1933. This prospectus omits certain information contained in the registration statement and the exhibits to the registration statement.
Reference is made to the registration statement and the exhibits to the registration statement for further information with respect to us and the shares offered under this prospectus. You may read and copy the registration statement at the Securities and Exchange Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents by writing to the Securities and Exchange Commission and paying a fee for the copying costs. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the operation of the public reference rooms. We file certain documents with the Securities and Exchange Commission electronically and these documents may be inspected and copied at the Securities and Exchange Commission's Web site at http://www.sec.gov. We are a reporting company under the Securities Exchange Act of 1934, and consequently, files reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the Securities and Exchange Commission's public reference room at the address appearing above.

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it. Incorporation by reference means that we can disclose important information to you by referring you to the information we filed with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supercede this information.

     We incorporate by reference the documents listed below and any future information we file with the Securities and Exchange Commission pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934.

(a) Our annual report, filed with the Securities and Exchange Commission on Form 10-KSB, for the fiscal years ended June 30, 2001;

(b) Our quarterly report, filed with the Securities and Exchange Commission on Form 10-QSB, for the quarter ended September 30, 2001;

(c) The description of our common stock contained in the registration statement on Form 8-A filed with the Securities and Exchange Commission on April 21, 1999 under section 12 of the Exchange Act, including all amendments and reports subsequently filed for the purpose of updating such description.

     You may request and receive, at no cost, copies of these filings by writing or telephoning us at the following address:

     David  C.  Volpe
     Implant  Sciences  Corporation
     107  Audubon  Road
     Wakefield,  MA  01880
     (781)  246-0700

                           DISCLOSURE OF SEC POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our amended and restated Articles of Organization and By-Laws provide that we may indemnify our directors and officers, to the fullest extent permitted under Massachusetts law, including in circumstances in which indemnification is otherwise discretionary under Massachusetts law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

                                  LEGAL MATTERS

     Foley, Hoag & Eliot llp, of One Post Office Square, Boston, Massachusetts 02109-2170 will issue an opinion, for us, about the legality and validity of the shares. We know of no members of Foley, Hoag & Eliot who are beneficial owners of our common stock or preferred stock.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our financial statements included in our Annual report on form 10-KSB for the year ended June 30, 2001 and for the two years ended June 30, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  14.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the sale of the shares being registered hereby:

              SEC  registration  fee              $ 3,262.50
              Printing  and  engraving            $      500
              Accountants'  fees  and  expenses   $   12,000
              Legal  fees                         $    3,500
              Miscellaneous                       $      550
                                                  ----------
              Total                               $19,812.50
                                                  ==========

ITEM  15.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our articles provide that none of our directors shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except that the limitation shall not eliminate or limit liability
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B of the Massachusetts General Laws, dealing with liability for unauthorized distributions and loans to insiders, respectively, or (iv) for any transaction from which the director derived an improper personal benefit.

     Our articles and by-laws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 67 of Chapter 156B of the Massachusetts General Laws, including circumstances in which indemnification is otherwise discretionary.

     A principal effect of these provisions is to limit or eliminate the potential liability of our directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (i) through (iv) above. These provisions may also shield directors from liability under federal and state securities laws.

ITEM  16.     EXHIBITS

The exhibits below marked with an asterisk (*) are included with and filed as part of this report.



EXHIBIT  NO.   DESCRIPTION

1.1            Agreement  Among  Underwriters
1.2            Underwriting  Agreement  (preliminary  copy)
1.3            Selected  Dealer  Agreement
1.4            Representative's  Warrant  Agreement
1.5            Consulting  Agreement  with  the  representative
4.1            Specimen  certificate  for  the  common  stock  of the Company
4.2            Specimen  certificate for the Redeemable warrants of  the Company
4.3            Specimen  certificate  for  the  Units  of  the  Company
*23.1          Consent  of  Independent  Auditors
23.2           Consent  of  Foley,  Hoag  &  Eliot  LLP
24.1           Power  of  Attorney

ITEM  17.     UNDERTAKINGS

     We  hereby  undertake  to:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

          (i) Include any additional information or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) File a post-effective amendment to remove from registration any of the securities that remain at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is therefore, unenforceable.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements of filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wakefield, Massachusetts, on December 27, 2001.


                              IMPLANT  SCIENCES  CORPORATION

                              By:  /s/  Anthony  Armini
                                   ---------------------------------------------
                                   Anthony Armini, President and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 27, 2001.

SIGNATURE                  TITLE                               DATE
---------                  -----                               ----

/s/ Anthony Armini         President, Chief Executive Officer  December 7,  2001
------------------------   (Principal  Executive  Officer)
Anthony  Armini            and  Director


/s/  David C. Volpe *      Vice President,                     December 27, 2001
------------------------   Chief  Financial  Officer
David  C.  Volpe

/s/  Stephen N. Bunker *   Secretary/Director                  December 27, 2001
------------------------
Stephen  N.  Bunker

/s/  Shunkuchi Shimizu *   Director                            December 27, 2001
------------------------
Shunkuchi  Shimizu

/s/  Pasquale Ruggieri *   Director                            December 27, 2001
------------------------
Pasquale  Ruggieri

/s/  Michael Szycher *     Director                            December 27, 2001
------------------------
Michael  Szycher


     *  By  Anthony  Armini,  attorney-in-fact

EXHIBITS

EXHIBIT NUMBER   DESCRIPTION

*1.1             Agreement  Among  Underwriters
*1.2             Underwriting  Agreement  (preliminary  copy)
*1.3             Selected  Dealer  Agreement
*1.4             Representative's  Warrant  Agreement
*1.5             Consulting  Agreement  with  the  representative
**4.1            Specimen  certificate  for  the  common  stock  of the Company
**4.2            Specimen certificate for the Redeemable warrants of the Company
***4.3           Specimen  certificate  for  the  Units  of  the  Company
23.1             Consent  of  Independent  Auditors
*23.2            Consent  of  Foley,  Hoag  &  Eliot  LLP
 *24.1           Power  of  Attorney

* Previously filed in the Registration Statement on Form SB-2 (Registration No. 333-64499) filed on September 29, 1998, and is incorporated herein by reference.

** Previously filed in Amendment No. 1 to the Registration Statement, filed on December 21, 1998, and is incorporated herein by reference.

*** Previously filed in Amendment No. 2 to the Registration Statement, filed on February 11, 1999, and is incorporated herein by reference.


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